UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

Atlas Energy, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	001-32953	43-2094238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2014, ARP Rangely Production, LLC, a wholly-owned subsidiary of Atlas Resource Partners, L.P. (“ARP”), whose general partner is a wholly-owned subsidiary of Atlas Energy, L.P., completed its previously announced acquisition of oil and gas related interests from Merit Management Partners I, L.P., Merit Energy Partners III, L.P., and Merit Energy Company, LLC for $420 million in cash.

The purchase and sale agreement was filed as Exhibit 2.1 to ARP’s Current Report on Form 8-K filed on May 7, 2014.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Historical financial statements for the business acquired, as described in Item 2.01, above, are not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the acquisition described in Item 2.01, above, is not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 2, 2014	ATLAS ENERGY, L.P.

	By:	Atlas Energy GP, LLC, its general partner

	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Its:	Chief Legal Officer